INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

We consent to the incorporation by reference in the following Registration Statements of Comcast Corporation and its subsidiaries (the "Company") on Form S-3 and S-8 of our report dated February 28, 1997 appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus contained in the following Registration Statements.


Registration Statements on Form S-8:



Title of Securities Registered                  Registration Statement Number

The Comcast Corporation Retirement Investment Plan          33-41440

The Comcast Corporation Retirement Investment Plan          33-63223

Storer Communications Retirement Savings Plan               33-54365

Stock Option Plans                                          33-25105

Stock Option Plans                                          33-56903

The 1996 Comcast Corporation Stock Option Plan              333-08577

The 1996 Comcast Corporation Deferred Compensation Plan     333-18715


Registration Statements on Form S-3:

Title of Securities Registered

Senior Debentures; Senior Subordinated Debentures;
Subordinated Debentures; Preferred Stock, without par
value; Depository Shares representing Preferred Stock;
Class A Common Stock, $1.00 par value; Class A Special
Common Stock, $1.00 par value and Warrants                  33-40386

Class A Special Common Stock, $1.00 par value               33-46988

Senior Debentures, Senior Subordinated Debentures
and Subordinated Debentures                                 33-57410

Senior Debentures; Senior Subordinated Debentures;
Subordinated Debentures; Preferred Stock, without par
value; Depository Shares representing Preferred Stock;
Class A Common Stock, $1.00 par value; Class A Special
Common Stock, $1.00 par value and Warrants                  33-50785

Class A Special Common Stock, par value $1.00 per share     333-06161

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of the Company, listed in Item 14(b)(i). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP

March 27, 1997
Philadelphia, Pennsylvania

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the following Registration Statements of Comcast Corporation and its subsidiaries on Forms S-3 and S-8 of our report dated March 14, 1997 on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries) for each of the two years in the period ended December 31, 1996, for the period from October 24, 1994 (date of inception) to December 31, 1994 and for the cumulative period from October 24, 1994 (date of inception) to December 31, 1996 appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 1996.

       Title of Securities Registered                                                     Registration     Registration
                                                                                            Statement        Statement
                                                                                              Form             Number

The Comcast Corporation Retirement Investment Plan                                             S-8            33-41440

The Comcast Corporation Retirement Investment Plan                                             S-8            33-63223

Storer Communications Retirement Savings Plan                                                  S-8            33-54365

Stock Option Plans                                                                             S-8            33-25105

Stock Option Plans                                                                             S-8            33-56903

The 1996 Comcast Corporation Stock Option Plan                                                 S-8            333-08577

The 1996 Comcast Corporation Deferred Compensation Plan                                        S-8            333-18715

Senior Debentures; Senior Subordinated Debentures; Subordinated Debentures; Preferred          S-3            33-40386
Stock, without par value; Depository Shares representing Preferred Stock; Class A
Common Stock, $1.00 par value; Class A Special Common Stock, $1.00 par value and
Warrants

Class A Special Common Stock, $1.00 par value                                                  S-3            33-46988

Senior Debentures, Senior Subordinated Debentures and Subordinated Debentures                  S-3            33-57410

Senior Debentures; Senior Subordinated Debentures; Subordinated Debentures; Preferred          S-3            33-50785
Stock, without par value; Depository Shares representing Preferred Stock; Class A
Common Stock, $1.00 par value; Class A Special Common Stock, $1.00 par value and
Warrants

Class A Special Common Stock, par value $1.00 per share                                        S-3            333-06161



/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 27, 1997

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 1996 of our report dated February 21, 1997 (February 28, 1997 and March 1, 1997 as to Note 3), appearing in the Annual Report on Form 10-K of Teleport Communications Group Inc. for the year ended December 31, 1996 and in the following Registration Statements of Comcast Corporation.




                         Form           File No.

                         S-8            33-41440
                         S-8            33-63223
                         S-8            33-54365
                         S-8            33-25105
                         S-8            33-56903
                         S-8            333-08577
                         S-8            333-18715
                         S-3            33-40386
                         S-3            33-46988
                         S-3            33-57410
                         S-3            33-50785
                         S-3            333-06161



/s/ DELOITTE & TOUCHE LLP

New York, New York

March 28, 1997